Exhibit 5.1

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                  May 19, 2000


SEACOR SMIT Inc.
1370 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

                     We have acted as counsel to SEACOR SMIT Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 83,615 shares of common stock, par value $.01 per share, of the Company (the "Common Stock").

                     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended to date, the Amended and Restated By-laws of the Company, as amended to date, the Registration Statement, the Prospectus that is a part thereof, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Stock has been duly authorized, and is validly issued, fully paid and non-assessable.



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SEACOR SMIT Inc.
May 19, 2000
Page 2



                     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus that is a part of the Registration Statement.


                                            Very truly yours,

                                            /s/ Weil, Gotshal & Manges LLP